Execution Copy
WESTERN GAS PARTNERS, LP
18,750,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement
May 8, 2008

Underwriting Agreement
May 8, 2008
UBS Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
      as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), an aggregate of 18,750,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters the option to purchase up to an additional 2,812,500 Common Units (the “Additional Units”), solely for the purpose of covering over-allotments. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The Units are described in the Prospectus, which is referred to below.
     This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), Western Gas Resources, Inc., a Delaware corporation (“Western Gas”), WGR Holdings, LLC, a Delaware limited liability company (“Holdings”), and Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner,” and together with the Partnership, Anadarko, Western Gas, and Holdings, the “Western Gas Parties”), on the one hand, and the Underwriters on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.
     The Western Gas Parties, together with Western Gas Operating, LLC, a Delaware limited liability company (“Operating GP”), WGR Operating, LP, a Delaware limited partnership (the “Operating Partnership”), Anadarko Gathering Company, LLC, a Delaware limited liability company (“AGC”), Pinnacle Gas Treating LLC, a Texas limited liability company (“PGT”), and MIGC LLC, a Delaware limited liability company (“MIGC”), are collectively referred to herein as the “Western Gas Entities.” Each of Operating GP, the Operating Partnership, AGC, PGT and MIGC is sometimes hereinafter referred to herein as an “Operating Subsidiary,” and they are collectively referred to herein as the “Operating Subsidiaries.” The Western Gas Entities, other than Anadarko and Western Gas, are collectively referred to herein as the “Partnership Entities.”
     The Partnership hereby acknowledges that, in connection with the proposed offering of the Units (the “Offering”), it has requested UBS Financial Services, Inc. (the “DUP Manager”) to administer a directed unit program (the “Directed Unit Program”), under which up to

2,812,500 Firm Units, or 15.0% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by the DUP Manager at the initial public offering price to the officers, directors and employees of the General Partner and its affiliates, including Anadarko, and certain other persons having a relationship with the Partnership, as designated by the Partnership (the “Directed Unit Participants”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities that the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.
     The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-146700) under the Act, including a prospectus, relating to the Units. In addition, amendments to such registration statement have been prepared and filed with the Commission in accordance with the Act.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-1 (File No. 333-146700), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any additional registration statement filed pursuant to Rule 462(b) under the Act.
     The Partnership has furnished to the Representatives, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to the Representatives for use by the Underwriters and by dealers in connection with the Offering.
     “Permitted Free Writing Prospectuses,” as used herein, means each document listed on

Schedule B-1 attached hereto, each “road show” (as defined in Rule 433 under the Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Act) to which the Representatives provide their prior consent.
     “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the information set forth on Schedule B-2 attached hereto.
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), with the Commission a registration statement on Form 8-A (File No. 001-34046) (as amended, the “Exchange Act Registration Statement”) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.
     It is understood and agreed to by all parties that the Partnership was recently formed by Holdings and the General Partner to gather, treat and transport natural gas. The Partnership will initially indirectly own AGC, PGT and MIGC. Currently, Anadarko indirectly owns AGC, PGT and MIGC through its indirect ownership of WGR Asset Holding Company LLC (“Asset Holdco”). Prior to the date hereof, the following transactions (the “Formation Transactions”) occurred:
     1. Western Gas formed Asset Holdco and contributed $1,000 in exchange for all of the membership interests in Asset Holdco;
     2. Asset Holdco formed Holdings and contributed $4,000 in exchange for all of the membership interests in Holdings;
     3. Asset Holdco formed the General Partner and contributed $1,000 in exchange for all of the membership interests in the General Partner;
     4. The General Partner and Asset Holdco formed the Partnership and contributed $60 and $2,940, respectively, in exchange for a 2% general partner interest and a 98% limited partner interest in the Partnership, respectively;
     5. Asset Holdco contributed all of the membership interests in the General Partner and its 98% limited partner interest in the Partnership to Holdings;
     6. The Partnership formed Operating GP and contributed $1,000 in exchange for all of the membership interests in Operating GP;
     7. Operating GP and the Partnership formed the Operating Partnership and contributed $0.10 and $999.90, respectively, in exchange for a 0.01% general partner interest and a 99.99% limited partner interest in the Operating Partnership, respectively; and
     8. Asset Holdco distributed all of the membership interests in Holdings to Western Gas.
     It is further understood and agreed by all parties that the following transactions (the “Offering Transactions”) will occur substantially contemporaneously with the time of purchase (as defined in Section 2 hereof):
     1. Asset Holdco will distribute all of the membership interests in AGC, PGT and MIGC to Western Gas;
     2. Western Gas will contribute to the General Partner, on behalf of Holdings, a membership interest in AGC with a value equal to 2% of the equity value of the Partnership at the time of purchase (the “GP Contribution Interest”);
     3. Western Gas will contribute to Holdings all of the remaining membership interest in AGC and all of the membership interests in PGT and MIGC;
     4. The General Partner will contribute the GP Contribution Interest to the Partnership in exchange for (a) 1,083,115 general partner units representing a continuation of its 2.0% general partner interest in the Partnership and (b) the Incentive Distribution Rights (as defined in the Partnership Agreement, which is defined in Section 3(i) hereof);
     5. Holdings will contribute all of the remaining interest in AGC and all of the interests in PGT and MIGC to the Partnership in exchange for (a) 4,973,806 Common Units, (b) 26,536,306 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), (c) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (1) a number of additional Common Units that is equal to the excess, if any, of (x) 2,812,500 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option and (2) a reimbursement of pre-formation capital expenditures in an amount equal to the total amount of cash, if any, contributed by the Underwriters to the Partnership at the additional time(s) of purchase with respect to the Common Units purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option (if the Over-Allotment Option is not exercised, the Common Units issuable pursuant to the right to receive additional Common Units described in this clause will, together with the Common Units described in clause (a) and the Subordinated Units described in clause (b), represent a 63.4% limited partner interest in the Partnership) and (d) the right to receive a distribution of $14.3 million as a reimbursement for certain pre-formation capital expenditures;

     6. The Partnership will contribute all of the membership interests in AGC, PGT and MIGC to the Operating Partnership, of which 0.01% of such membership interests will be contributed on behalf of Operating GP;
     7. The public, through the Underwriters, will contribute $309.4 million in cash (the “Offering Proceeds”) to the Partnership in exchange for 18,7500,000 Common Units, which will, if the Over-Allotment Option is not exercised, represent a 34.6% limited partner interest in the Partnership;
     8. The Partnership will use the Offering Proceeds to (a) pay the Underwriters’ discounts and a structuring fee totaling approximately $20.1 million, (b) pay approximately $5.0 million of Offering expenses, (c) make a loan of $260.0 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.5% (the “Note”), (d) reimburse Anadarko for $14.3 million of capital expenditures it incurred with respect to the assets contributed to the Partnership and (e) provide $10.0 million for general partnership purposes;
     9. The 98% limited partner interest in the Partnership held by Holdings and the 2% general partner interest in the Partnership held by the General Partner will be redeemed and the initial capital contributions of Asset Holdco and the General Partner will thereupon be refunded, and any interest or other profit that may have resulted from the investment or other use of such capital contributions will be distributed to Holdings and the General Partner in proportion to such capital contributions.
     10. The Partnership will enter into a $30.0 million working capital facility with Anadarko as the lender (the “Credit Facility”); and
     11. The agreements of limited partnership and the limited liability company agreements of the Partnership Entities will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Agreements (as described below).
     If the Underwriters exercise the Over-Allotment Option, the Partnership will use the net proceeds of the sale of Additional Units to reimburse Anadarko for capital expenditures it incurred with respect to the assets contributed to the Partnership during the two-year period prior to the Offering. In connection with the Formation Transactions and the Offering Transactions (collectively, the “Transactions”), the parties to the Transactions have entered or will enter into various agreements, assignments, conveyances, contribution agreements and related documents (collectively, the “Contribution Documents”). Additionally, the Partnership, the General Partner and Anadarko will enter into an omnibus agreement to be dated as of the Closing Date (the “Omnibus Agreement”), the General Partner and Anadarko will enter into a services and secondment agreement to be dated as of the Closing Date (the “Services Agreement”) and the General Partner and Andarko will enter into a tax sharing agreement to be dated as of the Closing Date (the “Tax Sharing Agreement,” and together with the Contribution Documents, the Omnibus Agreement and the Services Agreement, the “Transaction Documents”). The Transaction Documents, the Operating Agreements (as defined below) and the Credit Facility are collectively referred to herein as the “Operative Documents”).

     The Western Gas Parties and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell to the respective Underwriters, the General Partner agrees to cause the Partnership to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $15.51 per Unit. The Partnership is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in the Representatives’ judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. The Representatives may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.
     In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, in the event that the Underwriters sell more Common Units in the Offering than the number of Firm Units, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being referred to herein as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the time of purchase (as defined in Section 2 hereof) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto bears to the aggregate number of Firm Units, subject to such adjustments as the Representatives may determine are necessary to eliminate fractional Units and subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the Firm Units in book entry form to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., Houston, Texas time, on May 14, 2008 (the “Closing Date”) (unless another time shall be agreed to by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is sometimes referred to herein as the “time of purchase.” Electronic transfer of the Firm Units shall be made to the Representatives at the time of purchase in such names and in such denominations as they shall specify.
     Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to the Representatives at the additional time of purchase in such names and in such denominations as they shall specify.
     Delivery of the documents described in Section 6 hereof with respect to the purchase of the Firm Units and any purchase of Additional Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the Closing Date and the date of the closing of any purchase of Additional Units.
     3. Representations and Warranties of the Western Gas Parties. Each of the Western Gas Parties, jointly and severally, represents, warrants to and agrees with each of the Underwriters that:
     (a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge after due inquiry, are contemplated by the Commission; and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.
     (b) Compliance with Act; No Material Misstatements or Omissions. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, will comply at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and at no time during such period did or will any

Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of the earliest use of any Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Preliminary Prospectuses or the Prospectus; provided, however, that the Western Gas Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information specified in Section 10 hereof, furnished in writing by or on behalf of any Underwriter through the Representatives to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus. To the extent required by Rule 433(d) under the Act, all Permitted Free Writing Prospectuses were preceded or accompanied by a statutory prospectus meeting the requirements of Section 10 of the Act.
     (c) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that any such Permitted Free Writing Prospectus is so used or referred to after the Registration Statement was filed with the Commission (and after any such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the use of or reference to any such Permitted Free Writing Prospectus by any Underwriter will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsection (b), (c) or (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, a “free writing prospectus” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the Offering contemplated hereby; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h)(4) under the Act) related to the Offering contemplated hereby is solely the property of the Partnership; and the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Act) in a manner such that, pursuant to Rule 433(d)(8)(ii) under the Act, the Partnership is not required, pursuant to Rule 433(d) under the Act, to file with the Commission any Road Show.
     (d) Formation of the Western Gas Entities. Each of the Western Gas Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be, with full partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus and (i) in the case of the Western Gas Parties, to execute and deliver this Agreement and consummate the transactions contemplated hereby, (ii) in the case of the Partnership, to issue, sell and deliver the Units, (iii) in the case of the General Partner, to act as the general partner of the Partnership, and (iv) in the case of each Western Gas Entity that is a party to an Operative Document, to execute and deliver such Operative Document and consummate the transactions contemplated thereby.
     (e) Foreign Qualification and Registration. Each of the Western Gas Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification (as set forth in Schedule C hereto), except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) Ownership of Western Gas. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, Anadarko will directly and indirectly own all of the issued and outstanding shares of capital stock of Western Gas;

such shares of capital stock will be duly authorized and validly issued; and Anadarko will own such shares of capital stock free and clear of all claims, liens, encumbrances, security interests, equities and charges (“Liens”).
     (g) Ownership of Holdings. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, Western Gas will own all of the issued and outstanding membership interests in Holdings; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Holdings, as in effect at each such time (the “Holdings LLC Agreement”), fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Western Gas will own such membership interests free and clear of all Liens.
     (h) Ownership of the General Partner. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, Holdings will own all of the issued and outstanding membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at each such time (the “General Partner LLC Agreement”), fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings will own such membership interests free and clear of all Liens.
     (i) Ownership of General Partner Interest in the Partnership. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect at each such time (the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (j) Ownership of Sponsor Units. At the time of purchase, after giving effect to the Transactions and assuming that the Over-Allotment Option has not been exercised at such time of purchase, there will be 23,723,806 Common Units and 26,536,306 Subordinated Units outstanding; at the time of purchase, after giving effect to the Transactions and assuming that the Over-Allotment Option has not been exercised at such time of purchase, Holdings will own 4,973,806 Common Units, 26,536,306 Subordinated Units and the right to receive additional Common Units in an amount equal to 2,812,500 less the number of Additional Units, if any, purchased by the Underwriters pursuant to the exercise of the Over-Allotment Option (such Common Units and Subordinated Units and any Common Units issuable pursuant to the right to receive additional Common Units described in this clause being collectively referred to herein as the “Sponsor Units”); and at the time of purchase and after giving effect to the

Transactions, the General Partner will own 1,083,115 general partner units and all of the Incentive Distribution Rights (as defined in the Partnership Agreement). On the 31st day following the date of the Prospectus, there will be 26,536,306 Common Units and 26,536,306 Subordinated Units outstanding; on such day, Holdings will own the number of Common Units equal to 7,786,306 less the number of Additional Units, if any, purchased by the Underwriters pursuant to the exercise of the Over-Allotment Option and 26,536,306 Subordinated Units; and on such day, the General Partner will own 1,083,115 general partner units and all of the Incentive Distribution Rights. All of the Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and all of the Sponsor Units owned by Holdings and the Incentive Distribution Rights owned by the General Partner will be owned free and clear of all Liens, except with respect to the restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (k) Ownership of Operating GP. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding membership interests in Operating GP; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Operating GP, as in effect at each such time (the “Operating GP LLC Agreement”), fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens.
     (l) Ownership of the Operating Partnership. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Partnership will be the sole limited partner of the Operating Partnership, with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership, as in effect at each such time (the “Operating Partnership LP Agreement”), fully paid (to the extent required by the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all Liens. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, Operating GP will be the sole general partner of the Operating Partnership, with 0.01% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Operating Partnership LP Agreement; and the Partnership will own such general partner interest free and clear of all Liens.
     (m) Ownership of AGC. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Operating Partnership will own all of the issued and outstanding membership interests in AGC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of AGC, as in effect at each such time (the “AGC LLC Agreement”), fully paid (to the extent required by the AGC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens.
     (n) Ownership of PGT. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Operating Partnership will own all of the issued and outstanding membership interests in PGT; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of PGT, as in effect at each such time (the “PGT LLC Agreement”), fully paid (to the extent required by the PGT LLC Agreement) and nonassessable (except as such nonassessability may be affected by 101.206 of the Texas Business Organizations Code (“TBOC”)); and the Operating Partnership will own such membership interests free and clear of all Liens.
     (o) Ownership of MIGC. At the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Operating Partnership will own all of the issued and outstanding membership interests in MIGC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of MIGC, as in effect at each such time (the “MIGC LLC Agreement”), fully paid (to the extent required by the MIGC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens.
     (p) No Other Subsidiaries. The Partnership has no other direct or indirect “subsidiaries” (as defined under the Act) other than the Operating Subsidiaries. Other than its ownership interest in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase and each additional time of purchase will not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Note. All equity interests in the Operating Subsidiaries have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Operating Subsidiaries are outstanding.
     (q) Valid Issuance of the Units. At the time of purchase and each additional time of purchase, the Units to be sold by the Partnership, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase and each additional time of purchase; and the issuance and delivery of the Units against payment therefore as provided herein will not violate any restriction upon the transfer thereof or any preemptive right, resale right, right of first refusal or similar right pursuant to the Partnership’s certificate of limited partnership, the Partnership Agreement or any agreement or other instrument to which the Partnership, any of the Partnership Entities or any of their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (r) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein will conform, and the Sponsor Units, the general partner interest and the Incentive Distribution Rights conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the descriptions thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus.
     (s) Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Preliminary Prospectuses and the Prospectus, and (ii) the Sponsor Units, in accordance with the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. At the time of purchase and each additional time of purchase, all partnership, limited liability company and corporate action, as the case may be, required to be taken by the Western Gas Entities or any of their partners, members or stockholders for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the consummation of the transactions (including the Transactions) contemplated by this Agreement and the execution and delivery of the Operative Documents shall have been validly taken.
     (t) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Western Gas Parties.

     (u) Authorization, Execution, Delivery and Enforceability of Other Agreements. At or before the time of purchase:
     (i) The Holdings LLC Agreement will be duly authorized, executed and delivered by Western Gas and will be a valid and legally binding agreement of Western Gas, enforceable against Western Gas in accordance with its terms;
     (ii) The General Partner LLC Agreement will be duly authorized, executed and delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;
     (iii) The Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Holdings and will be a valid and legally binding agreement of the General Partner and Holdings, enforceable against both of them in accordance with its terms;
     (iv) The Operating GP LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (v) The Operating Partnership LP Agreement will be duly authorized, executed and delivered by the Partnership and Operating GP and will be a valid and legally binding agreement of the Partnership and Operating GP, enforceable against both of them in accordance with its terms;
     (vi) The AGC LLC Agreement will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;
     (vii) The MIGC LLC Agreement will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;
     (viii) The PGT LLC Agreement (together with the Holdings LLC Agreement, the General Partner LLC Agreement, the Partnership Agreement, the Operating GP LLC Agreement, the Operating Partnership LP Agreement, the AGC LLC Agreement and the MIGC LLC Agreement, the “Operating Agreements”) will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;
     (ix) Each of the Contribution Documents will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms;
     (x) The Omnibus Agreement will be duly authorized, executed and delivered by the Partnership, the General Partner and Anadarko and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (xi) The Services Agreement will be duly authorized, executed and delivered by the General Partner and Anadarko and will be a valid and legally binding agreement of both of them, enforceable against both of them in accordance with its terms;
     (xii) The Tax Sharing Agreement will be duly authorized, executed and delivered by the General Partner and Anadarko and will be a valid and legally binding agreement of both of them, enforceable against both of them in accordance with its terms;
     (xiii) The Credit Facility will be duly authorized, executed and delivered by the Partnership and Anadarko and will be a valid and legally binding agreement of both of them, enforceable against both of them in accordance with its terms;
provided that, with respect to each agreement described in this Section 3(u), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (v) No Defaults. No Western Gas Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or default that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, and the other transactions (including, but not limited to, the Transactions) contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectus and the Operative Documents.
     (w) No Conflicts. The execution, delivery and performance of this Agreement and the Operative Documents, the issuance and sale of the Units and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Western Gas Entity pursuant to (i) the formation, governing or other organizational documents of any of the Western Gas Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Western Gas Entities is a party or by which any of the Western Gas Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to any of the Western Gas Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, and the other transactions (including, but not limited to, the Transactions) contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectus and the Operative Documents.
     (x) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Western Gas Entities (each, a “Consent”), is required in connection with the issuance and sale of the Units, the execution, delivery and performance of the Operative Documents by the Western Gas Entities or the consummation by the Western Gas Entities of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the rules and regulations of FINRA and (iv) Consents that have been, or prior to the Closing Date will be, obtained.
     (y) No Preemptive Rights, Registration Rights, Options or Other Rights.

Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of any Units or other equity interests in the Partnership that would be required to be disclosed in the Registration Statement and are not so disclosed, (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering and (v) no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Units or other equity interests in the Partnership, or to include any Units or other equity interests in the Partnership in the Registration Statement or the Offering contemplated thereby.
     (z) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.
     (aa) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectuses or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Safety and Maintenance,” “Business—Regulation of Operations,” “Business—Environmental Matters,” “Business—Title to Properties and Rights of Way,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Underwriting” (and any similar information contained in each Permitted Free Writing Prospectus), insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are fair and accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents.
     (bb) Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Western Gas Parties’ knowledge, threatened or contemplated to which the Western Gas Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Western Gas Entity, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, and the other transactions (including, but not limited to, the Transactions) contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectus and the Operative Documents.
     (cc) Independent Registered Public Accounting Firm. KPMG LLP, whose reports on the financial statements of certain of the Partnership Entities and the combined financial statements of Western Gas Partners Predecessor (as defined in such financial statements) are included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus containing an audit report, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.
     (dd) Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and, if any, each Permitted Free Writing Prospectuses, together with the related notes and schedules, present fairly in all material respects the financial position of the Partnership, the General Partner, MIGC and Western Gas Partners Predecessor as of the dates indicated and the results of operations, cash flows and changes in parents’, partners’ or members’ equity, as the case may be, of the Partnership, the General Partner, MIGC and Western Gas Partners Predecessor for the periods specified; such financial statements have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus (excluding the pro forma information and assumptions set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2007” and in the related notes) comply with the requirements of the Act (including, without limitation, Regulations S-X and G under the Act), the Exchange Act, Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; all other financial and statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Western Gas Entities; the assumptions and forecasts underlying the pro forma information set forth under the captions “Our Cash Distribution Policy and Restrictions on Distributions—Partnership Statement of Estimated Adjusted EBITDA” and “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2007” and in the related notes in the Registration Statement, the Preliminary Prospectuses and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Partnership Entities, reasonable, and with respect to the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2007” and in the related notes, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (ee) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities (taken as a whole), (ii) any transaction that is material to the Partnership Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entity that is material to the Partnership Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any Partnership Entity or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any Partnership Entity.
     (ff) Lock-Up Agreement. The Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each director and “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the General Partner, (ii) each Directed Unit Participant who purchases in excess of $100,000 worth of Reserved Units pursuant to the Directed Unit Program, (iii) each holder of Sponsor Units and (iv) each other holder of Common Units named in Exhibit A-1 hereto.

     (gg) Investment Company. None of the Partnership Entities is, at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, nor, after giving effect to the Offering and sale of the Units and the application of the proceeds therefrom, will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (hh) Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus as being owned by any of them, free and clear of all Liens, except for Liens that would not materially interfere with the use of any such property for the conduct of their businesses and Liens described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus. All property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus as being held under lease by any Partnership Entity is held thereby under valid, subsisting and enforceable leases.
     (ii) Rights-of-Way. Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, each such Preliminary Prospectus, the Prospectus or each such Permitted Free Writing Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not result in, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (jj) Intellectual Property. The Partnership Entities own, or have obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and, if any, each Permitted Free Writing Prospectus as being owned or licensed by them or that are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except for any failures to own, license or have rights to such Intellectual Property that would not, individually or in the aggregate, have a Material Adverse Effect. The Western Gas Parties are unaware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to any Intellectual Property. No Partnership Entity has infringed or is infringing the intellectual property of a third party or has received notice of a claim by a third party to the contrary.
     (kk) Labor and Employment Matters. No Partnership Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or to be seconded to any Partnership Entity exist or, to the knowledge of the Western Gas Parties after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Western Gas Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any Partnership Entity and (C) no union representation dispute currently existing concerning the employees of or to be seconded to any Partnership Entity, (ii) no union organizing activities are currently taking place concerning the employees of or to be seconded to any Partnership Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of or to be seconded to any Partnership Entity.
     (ll) Environmental Compliance. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) each Partnership Entity and each of the properties, assets and operations of the Partnership Entities is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each Partnership Entity has received and is in compliance with all permits, licenses, authorizations or other approvals required under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) no Western Gas Entity has received written notice of any, and to the knowledge of the Western Gas Parties, after reasonable inquiry, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) no Western Gas Entity is subject to any pending or, to the knowledge of the Western Gas Parties, threatened actions, suits, demands, orders or proceedings against any Partnership Entity relating to any Environmental Laws (collectively, “Proceedings”), except for any (A) failures to comply with Environmental Laws or to receive or comply with required permits, licenses, authorizations or other approvals, (B) actual or potential liabilities or (C) Proceedings that would not, individually or in the aggregate, have a Material Adverse

Effect. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, no Partnership Entity has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, no Partnership Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
     (mm) Environmental Compliance Review. In the ordinary course of its business, each Partnership Entity conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval), any related constraints on operating activities and any potential liabilities to third parties.
     (nn) ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or to be seconded to the Partnership Entities that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or to be seconded to the Partnership Entities by any such Partnership Entity that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year; (ii) a material increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees to be seconded to the Partnership Entities related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any Partnership Entity may have any liability.

     (oo) Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
     (pp) Insurance. The Western Gas Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities as such Western Gas Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase; and the Western Gas Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.
     (qq) No Business Interruptions. No Partnership Entity has sustained, since the date of the last audited financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (rr) Non-Renewal of Contracts and Agreements; Third Party Defaults. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, no Western Gas Entity has sent or received any communication regarding the termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Western Gas Entities or, to the knowledge of the Western Gas Parties, any other party to any such contract or agreement. To the knowledge of the Western Gas Parties, after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Western Gas Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (ss) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (tt) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s internal control over financial reporting have been identified to the Partnership’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in the Partnership’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (uu) Sarbanes-Oxley. The Partnership Entities have taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and NYSE promulgated thereunder.
     (vv) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (ww) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

     (xx) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any employee or agent of the Partnership Entities has made any payment of funds of the Partnership Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention is of a character required to be disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus.
     (yy) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Western Gas Parties, threatened.
     (zz) OFAC. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Western Gas Entities will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (aaa) No Prohibition on Distributions. No Partnership Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any property or assets to the Partnership or any other Partnership Entity, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (bbb) Related Party Transactions. No Partnership Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.
     (ccc) No Other Securities. Immediately after the issuance and sale of the Units as contemplated hereby, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, no other securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units, securities that are convertible into or exchangeable or exercisable for Common Units or warrants, options or other rights to purchase Common Units (or any other securities of the Partnership that are substantially similar to Common Units) to have any right to acquire any securities of the Partnership.
     (ddd) NYSE Listing. The Common Units have been approved for listing on the NYSE, subject only to official notice of issuance.
     (eee) No Broker’s Fees. Except pursuant to this Agreement and for the structuring fee payable to UBS Securities LLC, no Western Gas Entity has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated hereby or by the Registration Statement, the Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectus.
     (fff) Stabilization or Manipulation. None of the Western Gas Entities or any of their “affiliates” (as such term is defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (ggg) FINRA Affiliations. To the knowledge of the Western Gas Parties, after due inquiry, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors, any 5% or greater securityholder of the Partnership or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (hhh) Lending Relationship. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the Offering to repay any outstanding debt owed to any affiliate of any Underwriter.
     (iii) Directed Unit Program. The Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.

     (jjj) Reserved Unit Sales. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or any of their businesses or services.
     (kkk) No Distribution of Other Offering Materials. None of the Western Gas Entities has distributed, nor will they distribute, prior to the later to occur of (i) the time of purchase and each additional time of purchase and (ii) the completion of the distribution of the Units, any “prospectus” (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.
     In addition, any certificate signed by an officer of any of the Western Gas Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering or sale of the Units shall be deemed to be a representation and warranty by such Western Gas Entity, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Western Gas Parties. The Western Gas Parties, jointly and severally, hereby agree:
     (a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives may designate, and to maintain such qualifications in effect so long as the Representatives may request for the distribution of the Units (provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units)); and to promptly advise the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; and in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;
     (c) Post-Effective Amendments. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a registration statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, to use their best efforts to cause such post-effective amendment or such registration statement to be filed and become effective, and to pay any applicable fees in accordance with the Act, as soon as possible; and to advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, (i) when such post-effective amendment or such registration statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);
     (d) Filing of Amendments or Supplements. To advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of the institution of proceedings for the suspension of, or the entry of a stop order suspending, the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use their best efforts to obtain the lifting or removal of such order as soon as possible; and to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall object in writing;
     (e) Exchange Act Reports. Subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units;
     (f) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act, and pay the applicable fees in accordance with the Act,
     (g) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(d) hereof, to promptly prepare and furnish, at the Partnership’s expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (h) Earnings Information. To make generally available to the Partnership’s security holders, and to deliver to the Underwriters, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the “effective date” of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 18 months after the effective date of the Registration Statement;
     (i) Annual Report. Unless otherwise available through the Comission’s electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders’ equity and cash flow of the General Partner, the Partnership and the Operating Subsidiaries, as the case may be, for such fiscal year, accompanied by a copy of the certificate or report thereon of a nationally recognized independent registered public accountants);
     (j) Copies of the Registration Statement. Unless otherwise available through EDGAR, to furnish to the Underwriters and Underwriters’ counsel as many copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) as may reasonably be requested;
     (k) Copies of Other Documents. Unless otherwise available through EDGAR, to furnish each of the Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as the Underwriters may reasonably request regarding the Partnership Entities, in each case to the extent that such materials are not publicly available;
     (l) Interim Financial Statements. Unless otherwise available through EDGAR, to furnish to the Underwriters as early as practicable prior to the time of purchase and each additional time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the General Partner, the Partnership and the Operating Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;
     (m) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, each Preliminary Prospectus and the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act;
     (n) Covenant to Pay Costs. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel for the Underwriters and dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Units on any securities exchange or qualification of the Units for listing on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Western Gas Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Western Gas Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the offer and sale of the Reserved Units, including all costs and expenses of the DUP Manager and the Underwriters, including the fees and disbursement of counsel for the Underwriters and (xii) the performance of the Western Gas Parties’ other obligations hereunder;

     (o) Compliance with Rules 433(d) and (g). To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (p) Partnership Lock-Up. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units, any other securities of the Partnership that are substantially similar to Common Units, any securities that are convertible into or exchangeable or exercisable for Common Units, or any warrants or other rights to purchase Common Units, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units, any other securities of the Partnership that are substantially similar to Common Units, any securities that are convertible into or exchangeable or exercisable for Common Units, or any warrants or other rights to purchase Common Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Units, any other securities of the Partnership that are substantially similar to Common Units, any securities that are convertible into or exchangeable or exercisable for Common Units, or any warrants or other rights to purchase Common Units, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (C) the issuance of equity-based awards not exercisable during the Lock-Up Period pursuant to option or other equity compensation plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; provided, however, that if (x) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section (4)(q) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (q) Lock-Up Agreements and Restrictions. To cause (i) each director and “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the General Partner, (ii) each Directed Unit Participant who purchases in excess of $100,000 worth of Reserved Units pursuant to the Directed Unit Program, (iii) each holder of Sponsor Units and (iv) each other security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters a Lock-Up Agreement and otherwise to cause all of the Common Units (including, without limitation, the Reserved Units) that are subject to such Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Common Units (including, without limitation, the Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Common Units (including, without limitation, the Reserved Units) are offered in connection with this Agreement and the Directed Unit Program;
     (r) Press Releases and Other Communications. Prior to the time of purchase and each additional time of purchase, to issue no press release or other communication directly or indirectly (other than a press release issued in compliance with Rule 134 under the Act) and to hold no press conferences with respect to any of the Partnership Entities, the financial condition, results of operations, business, properties, assets, or liabilities of any of the Partnership Entities, or the Offering, without the Underwriters’ prior consent, which shall not be unreasonably withheld;
     (s) Distribution of Prospectuses. At any time at or after the execution of this Agreement, to make, directly or indirectly, no offer or sale of any Units by means of any “prospectus” (within the meaning of the Act) and use no “prospectus” (within the meaning of the Act) in connection with the Offering, in each case other than the Prospectus and any Permitted Free Writing Prospectus;
     (t) No Stabilization. To take, directly or indirectly, no action that will constitute, or that is designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;
     (u) NYSE Listing. To use their best efforts to cause the Common Units, including the Units, to be listed on the NYSE and to maintain such listing; and
     (v) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
     5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or each additional time of purchase for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Western Gas Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel; provided, however, that if this agreement is terminated because of the occurrence of any event specified in clause (b) of the second paragraph of Section 7 (other than as specified in clause (b)(ii) thereof), the Western Gas Parties shall not be obligated to reimburse the Underwriters for any expenses specified in this Section 5.

     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Western Gas Parties on the date hereof, at the time of purchase and at each additional time of purchase, to the performance by the Western Gas Parties of their obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall have furnished to the Representatives at the time of purchase and at each additional time of purchase an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, each substantially in form set forth in Exhibit B-1 hereto.
     (b) The Partnership shall have furnished to the Representatives at the time of purchase and at each additional time of purchase an opinion of Amanda M. McMillian, Vice President, General Counsel and Corporate Secretary of the General Partner, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, each substantially in form set forth in Exhibit B-2 hereto.
     (c) The Representatives shall have received from KPMG LLP customary comfort letters dated the date of this Agreement, the date of the Prospectus, the time of purchase and each additional time of purchase and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus.
     (d) The Representatives shall have received at the time of purchase and at each additional time of purchase the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Representatives shall have objected.
     (f) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

     (g) Prior to and at the time of purchase and each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings shall have been initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Permitted Free Writing Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (h) Between the time of execution of this Agreement and the later of the time of purchase and each additional time of purchase, (i) no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, shall have occurred or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall have been entered into by any of the Partnership Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.
     (i) The Partnership shall have delivered to the Representatives at the time of purchase and at each additional time of purchase a certificate of the Chief Executive Officer and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.
     (j) The Representatives shall have received each of the signed Lock-Up Agreements referred to in Section 3(ff) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and at each additional time of purchase.
     (k) The Partnership Entities shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and each additional time of purchase as the Representatives may reasonably request.
     (l) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

     (m) FINRA shall not have raised any objection that has not been resolved with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, there has been any change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of any Western Gas Entity, the effect of which change or development on the Partnership Entities, taken as a whole, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading in, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded to, any securities of or guaranteed by any Western Gas Entity by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Western Gas Entities shall be unable to comply with any of the terms of this Agreement, the Western Gas Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Western Gas Parties under this

Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
     Without relieving any defaulting Underwriter of its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the approval of the Representatives).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
     If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Indemnity and Contribution.
     (a) Each of the Western Gas Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectuses, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact included in any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus or (iv) the Directed Unit Program, except, with respect to this clause (iv), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

     (b) Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, each of the Western Gas Parties, jointly and severally, agrees to indemnify, defend and hold harmless the DUP Manager, its partners, directors and officers, and any person who controls the DUP Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (A) any of the matters referred to in clauses (i) through (iii) of Section 9(a), or (B) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by, on behalf of or with the approval of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or is caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Unit Program, provided, however, that the Western Gas Parties shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. Section 9(d) shall apply equally to any Proceeding (as defined in Section 9(d) hereof) brought against the DUP Manager or any such person in respect of which indemnity may be sought against the Western Gas Parties pursuant to the immediately preceding sentence, except that the Western Gas Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 9(a) in any such Proceeding.
     (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Western Gas Parties, their directors and officers, and any person who controls the Western Gas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Western Gas Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Western Gas Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c) of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in Section 9(b), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a), (b) or (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Western Gas Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Western Gas Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Western Gas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Western Gas Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Western Gas Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Western Gas Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (f) The Western Gas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     (g) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Western Gas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Western Gas Parties, their directors or officers or any person who controls the Western Gas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Western Gas Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Western Gas Parties, against any of their officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The concession and reallowance figures appearing under the caption “Underwriting—Commissions and Discounts” and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting—Price Stabilization, Short Positions” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (Fax: (212) 816-7192), Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036 and, if to the Western Gas Parties, shall be sufficient in all respects if delivered or sent to the Western Gas Parties at the offices of the Partnership at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention: Robert G. Gwin, President and Chief Executive Officer.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Western Gas Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Western Gas Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Western Gas Parties (each on its own behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Western Gas Parties agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Western Gas Parties and may be enforced in any other courts to the jurisdiction of which the Western Gas Parties are or may be subject, by suit upon such judgment.
     14. Parties at Interest. The Agreement set forth herein has been and is made solely for the benefit of the Underwriters and the Western Gas Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. No Fiduciary Relationship. The Western Gas Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Western Gas Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Western Gas Entities, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Western Gas Entities, either in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and each Western Gas Party hereby confirms its understanding and agreement to that effect. The Western Gas Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Western Gas Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Western Gas Entities. Each Western Gas Entity hereby waives and releases, to the fullest extent permitted by law, any claims that the it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Western Gas Entities in connection with the transactions contemplated by this Agreement or any matters relating to such transactions.
     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Western Gas Parties, their respective successors and assigns and any successor or assign of any substantial portion of any of the Western Gas Parties or any of the Underwriters’ respective businesses and/or assets.
     18. Miscellaneous. UBS Securities LLC (“UBS”), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding among the Western Gas Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Western Gas Parties and the Underwriters, severally.

Very truly yours,

Anadarko Petroleum Corporation

By:	/s/ James T. Hackett
Name:	James T. Hackett
Title:	President and Chief Executive Officer

Western Gas Resources, Inc.

By:	/s/ Robert G. Gwin
Name:	Robert G. Gwin
Title:	Vice President

WGR Holdings, LLC

By:	/s/ Robert G. Gwin
Name:	Robert G. Gwin
Title:	President and Chief Executive Officer

Western Gas Holdings, LLC

By:	/s/ Robert G. Gwin
Name:	Robert G. Gwin
Title:	President and Chief Executive Officer
Western Gas Partners, LP
Signature Page to Underwriting Agreement

Western Gas Partners, LP

By: Western Gas Holdings, LLC, its general partner

By:	/s/ Robert G. Gwin
Name:	Robert G. Gwin
Title:	President and Chief Executive Officer
Western Gas Partners, LP
Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS Securities LLC
By:	/s/ Michael Jameson
	Name:	Michael Jameson
	Title:	Managing Director

By:	/s/ Amit Jhunjhunwala
	Name:	Amit Jhunjhunwala
	Title:	Director

Citigroup Global Markets Inc.
By:	/s/ Michael J. Casey
	Name:	Michael J. Casey
	Title:	Vice President

Credit Suisse Securities (USA) LLC
By:	/s/ Randy Bayless
	Name:	Randy Bayless
	Title:	Director

Morgan Stanley & Co. Incorporated
By:	/s/ B. Moss
	Name:	B. Moss
	Title:	Executive Director

Western Gas Partners, LP
Signature Page to Underwriting Agreement

EXHIBIT A
Lock-Up Agreement
                               , 2008
UBS Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Anadarko Petroleum Corporation, a Delaware corporation, Western Gas Resources, Inc., a Delaware corporation, WGR Holdings, LLC, a Delaware limited liability company, Western Gas Holdings, LLC, a Delaware limited liability company, Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), and UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated (together, the “Representatives”) and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the initial public offering (the “Offering”) of 18,750,000 common units of the Partnership representing limited partner interests in the Partnership (the “Common Units”). Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.
     In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Exchange Act”) with respect to, any Common Units, any other securities of the Partnership that are substantially similar to the Common Units, any securities convertible into or exchangeable or exercisable for Common Units, or any warrants or other rights to purchase Common Units, (ii) file (or
Exhibit A-1

participate in the filing of) a registration statement with the Commission in respect of any Common Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Units, any other securities of the Partnership that are substantially similar to the Common Units, any securities convertible into or exchangeable or exercisable for Common Units, or any warrants or other rights to purchase Common Units whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The foregoing sentence shall not apply to (a) the registration of the issuance and sale of the Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take any action designed, or which has constituted or will constitute or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Partnership to
Exhibit A-2

facilitate the sale or resale of the Common Units.
* * *
Exhibit A-3

     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Exhibit A-4

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position

1. Western Gas Holdings, LLC

2. Robert G. Gwin	President, Chief Executive Officer and Director

3. Michael C. Pearl	Senior Vice President and Chief Financial Officer

4. Danny J. Rea	Senior Vice President, Chief Operating Officer and Director

5. Amanda M. McMillian	Vice President, General Counsel and Corporate Secretary

6. Jeremy M. Smith	Vice President and Treasurer

7. R. A. Walker	Chairman of the Board

8. Milton Carroll	Director

9. Anthony R. Chase	Director

10. James R. Crane	Director

11. Karl F. Kurz	Director

12. Robert K. Reeves	Director

13. David J. Tudor	Director
Exhibit A-1-1

EXHIBIT B-1
FORM OF OPINION OF VINSON & ELKINS, L.L.P.
1.	Each of the Western Gas Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be.
2.	Each Western Gas Entity has the full partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and (a) in the case of the Western Gas Parties, to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement, (b) in the case of the Partnership, to issue, sell and deliver the Units, (c) in the case of the General Partner, to act as the general partner of the Partnership, and (d) in the case of each Western Gas Entity that is a party to an Operative Document, to execute and deliver such Operative Document and consummate the transactions contemplated thereby.
3.	Each of the Western Gas Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex A hereto.
4.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Western Gas Parties.
5.	Each of the Operative Documents has been duly authorized, executed and delivered by each of the Western Gas Entities that is party thereto and, assuming the due authorization, execution and delivery by each party thereto (other than the Western Gas Entities), constitutes a valid and binding obligation of each such Western Gas Entity, enforceable against each such Western Gas Entity in accordance with its terms.
6.	As of the date hereof, immediately prior to the issuance and sale of any Units to the Underwriters in accordance with the Underwriting Agreement, the issued and outstanding limited partner interests of the Partnership consist of 4,973,806 Common Units and 26,536,306 Subordinated Units (collectively, the “Sponsor Units”) and the Incentive Distribution Rights. Such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (a) matters described in the Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to
Exhibit B-1-1

repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (b) Sections 17-303 and 17-607 of the Delaware LP Act). Holdings owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all Liens, except with respect to the restrictions on transferability contained in Partnership Agreement and as otherwise described in the Disclosure Package and the Prospectus.
7.	The issuance, sale and delivery by the Partnership of (a) the Sponsor Units to Holdings and (b) the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and the Contribution Agreement do not require registration under the Securities Act.
8.	The Units to be sold by the Partnership pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (a) matters described in the Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (b) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding.
9.	Anadarko directly and indirectly owns all of the issued and outstanding shares of capital stock of Western Gas; such shares of capital stock have been duly authorized and validly issued; and Anadarko owns such shares of capital stock free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Western Gas as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
10.	Western Gas owns all of the issued and outstanding membership interests in Holdings; such membership interests have been duly authorized and validly issued in accordance with the Holdings LLC Agreement and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Western Gas owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Western Gas as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
Exhibit B-1-2

11.	Holdings owns all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
12.	The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Disclosure Package and the Prospectus) (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
13.	The Partnership owns all of the issued and outstanding membership interests in Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP LLC Agreement and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
14.	The Partnership is the sole limited partner of the Operating Partnership, with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership LP Agreement and is fully paid (to the extent required by the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us. Operating GP is the sole general partner of the Operating Partnership, with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership LP Agreement; and Operating GP owns such general partner interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
Exhibit B-1-3

15.	The Operating Partnership owns all of the issued and outstanding membership interests in AGC; such membership interests have been duly authorized and validly issued in accordance with the AGC LLC Agreement and are fully paid (to the extent required by the AGC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
16.	The Operating Partnership owns all of the issued and outstanding membership interests in PGT; such membership interests have been duly authorized and validly issued in accordance with the PGT LLC Agreement and are fully paid (to the extent required by the PGT LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 101.206 of the TBOC); and the Operating Partnership owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Texas or (b) otherwise known to us.
17.	The Operating Partnership owns all of the issued and outstanding membership interests in MIGC; such membership interests have been duly authorized and validly issued in accordance with the MIGC LLC Agreement and are fully paid (to the extent required by the MIGC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us.
18.	The Units are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.
19.	Except as described in the Disclosure Package and the Prospectus, (a) there are no (i) preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, (ii) outstanding options or warrants to purchase, or agreements or other obligations to issue, any securities of the Partnership Entities or (iii) rights to convert any securities into or exchange or exercise any securities for any equity interest in any of the Partnership Entities and (b) neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than those that have been waived, in each case pursuant to or under the formation, governing or other organizational documents of the Partnership
Exhibit B-1-4

Entities, any other agreement or instrument filed as an exhibit to the Registration Statement, or the Delaware LP Act, the Delaware LLC Act, the General Corporation Law of the State of Delaware (the “DGCL”), the laws of the State of Texas or federal law.
20.	The Units, the Sponsor Units, the general partner interest in the Partnership and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
21.	Each of the Registration Statement, as of the Effective Time, the Preliminary Prospectus, as of its date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date (except for the financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, and any other related financial and accounting data included therein or excluded therefrom, as to which we express no opinion), appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Act.
22.	The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the class of securities consisting of the Common Units has become registered under Section 12 of the Exchange Act.
23.	No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Western Gas Parties, the execution, delivery and performance of the Operative Documents by the Western Gas Entities that are parties thereto or the consummation of the Transactions by the Western Gas Entities, except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications that have been obtained or made.
24.	None of (a) the offering, issuance or sale of the Units by the Partnership, (b) the execution, delivery and performance of the Underwriting Agreement and the Operative Documents by the Western Gas Entities that are parties thereto or (c) the consummation of the Transactions by the Western Gas Entities (i) conflicts or will conflict with or constitutes or will constitute a violation of the formation, governing or other organizational documents of any of the Western Gas Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument filed as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court, governmental agency or body of the States of Delaware
Exhibit B-1-5

or Texas or of the United States of America known to us having jurisdiction over any of the Western Gas Entities or any of their properties or assets in a proceeding to which any of them is a party or any of them or their properties is subject or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities; provided, however, that no opinion is expressed pursuant to this paragraph [24] with respect to federal or state securities laws and other anti-fraud laws.
25.	No Partnership Entity is, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, no Partnership Entity will be, an “investment company” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.
26.	The statements included in the Disclosure Package and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences,” “Investment in Western Gas Partners, LP by Employee Benefit Plans” and “Underwriting” (and any similar information contained in each Permitted Free Writing Prospectus), insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are fair and accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents. The description of the federal statutes, rules and regulations set forth in the Disclosure Package and the Prospectus under “Business—Safety and Maintenance,” “Business—Regulation of Operations,” “Business—Environmental Matters” and “Business—Title to Properties and Rights of Way” constitute accurate summaries of such statutes, rules and regulations in all material respects.
27.	Except as described in the Disclosure Package and the Prospectus, no person has the right, which has not been waived, under any Applicable Agreement or Operative Document to require the registration under the Act or any sale of securities issued by the Partnership by reason of the filing or effectiveness of the Registration Statement [or the Rule 462(b) Registration Statement].
28.	The opinion of Vinson & Elkins, L.L.P. that is filed as Exhibit 8.1 to the Registration Statement (filed with the Commission on January 30, 2008) is confirmed and the Underwriters may rely on such opinion as if it were addressed to them.
     We have participated in conferences with officers and other representatives of the Western Gas Entities, the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the
Exhibit B-1-6

Disclosure Package and the Prospectus (except to the extent specified in paragraph [26] above), based on the foregoing, no facts have come to our attention that lead us to believe that:
     (A) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (B) the Disclosure Package, as of the Applicable Time,1 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (C) the Prospectus, as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that in each case, we do not express any opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accountants’ reports thereon or (ii) the other financial and accounting data contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus and (iii) representations and warranties included in the exhibits to the Registration Statement.
     Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

[1]	[ : ] [a.m./p.m.] on [ ], 2008.
Exhibit B-1-7

EXHIBIT B-2
FORM OF OPINION OF AMANDA M. MCMILLIAN
GENERAL COUNSEL OF WESTERN GAS HOLDINGS, LLC
1.	To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be described in the Registration Statement, the Preliminary Prospectuses or the Prospectus or to be filed as an exhibit to the Registration Statement have not been so described or filed as required.
2.	Each Partnership Entity has all necessary licences, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits that, if not obtained, would not have a Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.
3.	Except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and, if any, each Permitted Free Writing Prospectus, there are no actions, suits, claims investigations or proceedings pending or, to my knowledge, threatened or contemplated to which the Western Gas Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Western Gas Entity, have a Material Adverse Effect.
     Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.
Exhibit B-2-1

EXHIBIT C
OFFICERS’ CERTIFICATE
     Each of the undersigned, Robert G. Gwin, President and Chief Executive Officer of Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), and Michael C. Pearl, Senior Vice President and Chief Financial Officer of the General Partner, on behalf of the Partnership, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated May 8, 2008 (the “Underwriting Agreement”) among Anadarko Petroleum Corporation, Western Gas Resources, Inc., WGR Holdings, LLC, the General Partner and the Partnership (collectively, the “Western Gas Parties”), and, on behalf of the several Underwriters named therein, UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, that as of May 14, 2008:
1.	He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus, if any.
2.	The representations and warranties of the Western Gas Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3.	The Western Gas Parties have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4.	The conditions set forth in Section 6(g) of the Underwriting Agreement have been met.
5.	From the time of execution of the Underwriting Agreement to and including the date hereof, no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, has or have occurred.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
[Signature page follows]
Exhibit C-1

          In Witness Whereof, the undersigned have hereunto set their hands on this May 14, 2008.

Name:	Robert G. Gwin
Title:	President and Chief Executive Officer

Name:	Michael C. Pearl
Title:	Senior Vice President and Chief Financial Officer
Exhibit C-2